EXHIBIT 10.61

Domino’s Pizza, Inc.

Independent Director Compensation Schedule

The following table sets forth the current compensation received by independent directors of Domino’s Pizza, Inc.:

Director Compensation Summary

Annual Retainer	Amount
Board of Directors	$75,000
Audit Committee
Chairperson	$25,000
Member	$12,500
Compensation Committee
Chairperson	$20,000
Member	$10,000
Nominating & Corporate Governance Committee
Chairperson	$15,000
Member	$10,000

Annual Equity Award	Value
Target grant date fair value	$123,000